Exhibit 10.1

November 9, 2021

Alex Mandel

Re: Transition Agreement

Dear Alex:

We refer to the Employment Agreement between Fluent, Inc. (“Company”) and Alexander E. Mandel (“Employee”) effective January 1, 2019 (the “Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

1.

Transition. Assuming the new CFO has executed her employment agreement, effective December 6, 2021, Employee shall resign his post as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company and becomes an advisor to the CEO and CSO and provide transition assistance to the new CFO through December 31, 2021, or as may be further extended by mutual agreement of the parties.

2.	Non-Renewal. The Term of Employee’s employment with Company shall end on December 31, 2021 and shall not be renewed.
3.

Waiver of Notice of Non-Renewal; Termination by Employee for Any Reason. Company and Employee hereby waive the 60-day prior written notice requirement of Section 1 of the Agreement. Employee acknowledges and agrees that his transition from CFO and separation from the Company shall be treated as a termination by the Employee For Any Reason governed by Section 5(d)(v) and he shall be entitled to the post termination benefits provided for therein.

4.

Additional Post-Termination Benefits. Provided Employee provides the transition services contemplated by Section 1 and has not violated his Separation Agreement, (i) Employee shall be paid his 2021 bonus, which shall be the same as the other executives under the Executive Leadership Plan and paid on or about March 15, 2022, (ii) 25,000 RSUs shall vest on February 1, 2022, (iii) 43,750 RSUs shall vest on February 1, 2022 and (iv) Employee shall have 18 months following his termination date to exercise any Stock Options granted on February 1, 2019 that were vested by the termination date.

5.	No Other Changes. Except as otherwise modified herein, the terms and provisions of the Agreement shall remain in full force and effect.

CONFIDENTIAL

Alex Mandel November 9, 2021

If the foregoing correctly reflects your agreement with the matter provided for herein, please return a signed copy of this letter to the undersigned.

Sincerely,

Fluent, Inc.

By: Name: Daniel J Barsky

Title: General Counsel

AGREED TO:

Alexander E Mandel

Date: 11/10/2021